Exhibit 10.01

                                SENTO CORPORATION

          Summary of Compensation for Service as a Nonemployee Director (Approved by Unanimous Written Consent Dated December 13, 2004)


Compensation for Board Meeting Attended: $4,000 (Chairman: $8,000)

Compensation for Board Committee Meeting Attended: $2,000

No compensation will be paid for teleconference meetings unless the Board of Directors determines that their frequency or duration justifies payment as a regular meeting of the Board of Directors.

Annual Grant of Options: 7,500 (Chairman: 11,250)